Power of Attorney

August 9, 2005

	I, Splendid Zuo, hereby designate and authorize Jack Menache, Blair Walters and/or Anita Paque to file Forms 3,
4, and 5 for me and on my behalf, and to file such forms with the Securities and Exchange Commission, and to sign my name to such forms with the same force and effect as if I had personally affixed my signature thereto.
This power of attorney shall remain in effect until August 8, 2006, or until sooner terminated by written notice to Jack Menache, Blair Walters and/or Anita Paque, as the case may be, and the Securities and Exchange Commission.

Splendid Zuo

Splendid Zuo